EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 14, 1997, which is included in Multi-Color Corporation's Form 10-K for the year ended March 31, 1997.


Grant Thornton LLP


/S/ Grant Thornton LLP
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Cincinnati, OH
December 11, 1997